Exhibit 1
JOINT FILING AGREEMENT
     In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby confirm the agreement by and among them to the joint filing on behalf of them of the statement on Schedule 13D and any and all further amendments thereto, with respect to the Class A common stock, par value $0.01 per share, of Dynegy Inc., a Delaware corporation and that this Agreement be included as an Exhibit to such filing. This Agreement may be executed in any number of counterparts each of which shall be deemed to be an original and all of which taken together shall constitute one and the same Agreement.
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SIGNATURE
     IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of this 10th day of December, 2009.

LS POWER DEVELOPMENT LLC

By:	/s/ Darpan Kapadia

Name:	Darpan Kapadia
Title:	Managing Director

LS POWER PARTNERS, L.P.

By:	/s/ Darpan Kapadia

Name:	Darpan Kapadia
Title:	Managing Director

LS POWER ASSOCIATES, L.P.

By:	LS Power Development, LLC, its General Partner

By:	/s/ Darpan Kapadia

Name:	Darpan Kapadia
Title:	Managing Director

LS POWER EQUITY PARTNERS, L.P.

By:	LS Power Partners, L.P., its General Partner

By:	/s/ Darpan Kapadia

Name:	Darpan Kapadia
Title:	Managing Director

LS POWER EQUITY PARTNERS PIE, L.P.

By:	LS Power Partners, L.P., its General Partner

By:	/s/ Darpan Kapadia

Name:	Darpan Kapadia
Title:	Managing Director

LSP GEN INVESTORS, L.P.

By:	LS Power Partners, L.P., its General Partner

By:	/s/ Darpan Kapadia

Name:	Darpan Kapadia
Title:	Managing Director

MIKHAIL SEGAL

/s/ Mikhail Segal